Exhibit 99.1
REALNETWORKS ANNOUNCES THIRD QUARTER 2008 RESULTS
SEATTLE — October 29, 2008 — Digital entertainment services company RealNetworks®, Inc. (Nasdaq: RNWK) today announced results for the third quarter ended September 30, 2008.
Quarterly Highlights:
•	Revenue of $152.0 million

•	Net loss of $4.5 million or $(0.03) per share

•	Adjusted EBITDA of $11.4 million
“In spite of a difficult and turbulent macro-economic environment, RealNetworks delivered results in line with our guidance. In particular, we are pleased with the initial results of our Music Without Limits initiative,” said Rob Glaser, CEO of RealNetworks.
For the third quarter of 2008, revenue grew 5% to $152.0 million compared with $145.1 million for the third quarter of 2007. Revenue growth in the third quarter of 2008 compared with the third quarter of 2007 was due to: a 19% increase in Games revenue to $34.2 million and a 10% increase in Music revenue to $41.6 million; offset in part by a 3% decline in Media Software and Services revenue to $24.5 million and a 3% decline in Technology Products and Solutions revenue to $51.6 million. Foreign currency exchange rate fluctuations positively affected 2008 third quarter revenue by approximately $170,000 compared with the third quarter of 2007.
Net loss for the third quarter of 2008 was $4.5 million or $(0.03) per share, compared with net income of $4.3 million or $0.03 per diluted share in the third quarter of 2007. Income taxes were $728,000 compared with $2.0 million in the year-earlier period, and interest income was $2.9 million compared with $7.3 million. Adjusted EBITDA for the third quarter of 2008 was $11.4 million compared with $13.6 million in the third quarter of 2007. A reconciliation of GAAP net loss to adjusted EBITDA is provided in the financial tables that accompany this release.
Gross margin was 59% in the third quarter of 2008, compared with 61% a year earlier. Operating expenses for the third quarter of 2008 were $116.8 million, compared with $103.8 million in the third quarter of 2007. Operating expenses in the third quarter of 2008 included $15.2 million of related party advertising in Rhapsody America, compared with $7.7 million in the year-earlier period.
As of September 30, 2008, Real had approximately $406 million in unrestricted cash, cash equivalents and short-term investments. During the quarter, the company repaid $100 million in convertible debt.
During the quarter, RealNetworks repurchased 3.6 million shares of its common stock for approximately $23 million under a repurchase authorization approved by the board in April, 2008. As of September 30, 2008, $26 million remained available under the stock repurchase program. Since the beginning of 2005, Real has repurchased approximately 48 million shares through its repurchase programs for approximately $357 million.

Business Outlook
The following forward-looking statements reflect Real’s expectations as of October. 29, 2008. It is not Real’s general practice to update these forward-looking statements until its next quarterly results announcement.
For the fourth quarter 2008, Real expects revenue in the range of $150 million to $157 million. As compared with previous estimates, Real expects a reduction of approximately $8 million in fourth quarter 2008 revenue as a result of the strengthening U.S. dollar. Approximately 20% — 25% of Real’s revenue is denominated in currencies other than the U.S. dollar, most notably the euro and Korean won. Despite the negative impact to revenue, the strengthening U.S. dollar should have a slightly positive effect on earnings per share due to costs that Real pays in euros and Korean won. Real also expects a continued deterioration in the on-line ad sales market, as well as lower consumer and corporate IT spending. All of these factors contribute to lowered expectations for fourth quarter revenue. Real expects fourth quarter 2008 GAAP net loss per share to be between $(0.04) and $(0.01) and adjusted EBITDA of between $6 million and $11 million. Real’s earnings per share guidance for the fourth quarter of 2008 includes a tax benefit of between $5.0 million and $3.5 million, and pretax income is expected to be a loss of between $(10.5) million and $(5.5) million. Real expects that small changes in its pre-tax earnings will result in large changes to its GAAP tax rate, which could significantly affect Real’s quarterly GAAP results.
For the full year 2008, Real expects revenue in the range of $602 million to $609 million. Real expects full year 2008 GAAP net loss per share to be between $(0.06) and $(0.03) and adjusted EBITDA of $55 million to $60 million. Real’s earnings per share guidance for the full year 2008 includes tax expense of between $(3.0) million and $(4.5) million, and pretax income is expected to be a loss of between $(5.5) million and $(0.5) million.
Real’s fourth quarter and full year 2008 results are more difficult than usual to predict in light of the high level of uncertainties regarding consumer spending, global economic trends, foreign exchange rate fluctuations, credit markets and corporate valuations. Real’s actual results could differ materially from its expectations.
Webcast and Conference Call Information
The Company will host a webcast and conference call today at 5:00pm (Eastern)/ 2:00pm (Pacific). The live webcast featuring slides and audio, will be available at http://investor.realnetworks.com. Listeners must use RealPlayer® to listen to the conference call, which can be downloaded for free at www.real.com. The on-demand webcast will be available approximately two hours following the conclusion of the live webcast. Participants may access the conference call by dialing 800-857-5305 (773-681-5857 for international callers). The passcode is “Third Quarter Earnings,” and the leader is Rob Glaser.
Telephonic replay will be available until 8:00 p.m. (Eastern), Nov. 12, 2008. Dial In: 866-451-9005 (for domestic callers); and 203-369-1208 (for international callers).
RNWK-F
For More Information Contact
Press: Bill Hankes, (206) 892-6614, bhankes@real.com
Financial: Marj Charlier, (206) 892-6718, mcharlier@real.com
ABOUT REALNETWORKS
RealNetworks, Inc. delivers digital entertainment services to consumers via PC, portable music player, home entertainment system and mobile phone. Real created the streaming media category in 1995 and has continued to lead the market with pioneering products and services, including: RealPlayer®, the first mainstream media player to enable one-click downloading and recording of Internet video; the award-winning Rhapsody® digital music service, which delivers more than 1 billion songs per year; RealArcade®, one of the largest casual games destinations on the Web; and a variety of mobile entertainment services, such as ringback tones, offered to consumers through leading wireless carriers around the world. RealNetworks’ corporate information is located at www.realnetworks.com/company.
About Non-GAAP Financial Measures
To supplement RealNetworks’ condensed consolidated financial statements presented in accordance with GAAP, we present investors with certain non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA by reporting segment, adjusted cost of revenue and adjusted operating expenses.
•	Adjusted EBITDA and adjusted EBITDA by reporting segment consist of net income excluding the impact of the following: interest income, net; income taxes; depreciation; amortization (net of minority interest effect); stock-based compensation; expenses for employee stock options that were converted to cash rights; equity investment gains and losses from sales or impairments; income and expenses including charitable contributions related to the Microsoft agreements; and gain on initial formation of Rhapsody America.

•	Adjusted cost of revenue consists of GAAP cost of revenue excluding stock-based compensation expenses, and acquisition costs including amortization of intangible assets (net of minority interest effect) and expenses for employee stock options that were converted to cash rights.

•	Adjusted operating expenses consist of GAAP operating expenses excluding stock-based compensation expenses, antitrust litigation expenses (benefits) and acquisition costs including amortization of intangible assets (net of minority interest effect) and expenses for employee stock options that were converted to cash rights.
RealNetworks believes that the presentation of adjusted EBITDA, adjusted EBITDA by reporting segment, adjusted cost of revenue and adjusted operating expenses provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with our past financial reports, and also facilitates comparisons with other companies in our industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Management has historically used these non-GAAP measures when evaluating operating performance because the inclusion or exclusion of the items described above provides additional useful measures of our operating results and facilitates comparisons of our core operating performance against prior periods and our business model objectives. We have chosen to provide this information to investors in order to enable them to perform additional analyses of past, present and future operating performance, to enable them to compare us to other companies, and as a supplemental means to evaluate our ongoing operations. Externally, we believe that adjusted EBITDA continues to be useful to investors in their assessment of our operating performance and the valuation of our company.
Internally, adjusted EBITDA, adjusted EBITDA by reporting segment, adjusted cost of revenue, and adjusted operating expenses are significant measures used by management for purposes of:
•	supplementing the financial results and forecasts reported to our board of directors;

•	evaluating the operating performance of our company which includes direct and incrementally controllable revenue and costs of operations, but excludes items considered by management to be either non-cash or non-operating such as interest income and expense, stock-based compensation, tax expense, depreciation and amortization;

•	managing and comparing performance internally across our businesses and externally against our peers;

•	establishing internal operating budgets; and

•	evaluating and valuing potential acquisition candidates.
Adjusted EBITDA, adjusted EBITDA by reporting segment, adjusted cost of revenue, and adjusted operating expenses are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of RealNetworks’ results as reported under GAAP. We expect to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. Some of the limitations in relying on our non-GAAP financial measures are:
•	Adjusted EBITDA and adjusted EBITDA by reporting segment are measures which we have defined for internal and investor purposes and are not in accordance with GAAP. A further limitation associated with these measures is that they do not include all costs and income that impact our net income and net income per share. We compensate for these limitations by prominently disclosing GAAP net income (loss), which we believe is the most directly comparable GAAP measure, and providing investors with reconciliations from GAAP net income (loss) to adjusted EBITDA and adjusted EBITDA by reporting segment.
•	Adjusted cost of revenue is limited in that it does not include stock-based compensation expenses, and certain costs associated with our acquisitions. Adjusted operating expenses are limited in that they do not include stock-based compensation expenses, antitrust litigation expenses (benefit) and certain costs associated with our acquisitions. We compensate for these limitations by prominently disclosing the reported GAAP results and providing investors with a reconciliation from GAAP to the adjusted amount.
In the financial tables of our earnings press release, RealNetworks has included reconciliations of GAAP net income (loss) to adjusted EBITDA, income before income taxes to adjusted EBITDA by reporting segment, GAAP cost of revenue to adjusted cost of revenue and GAAP operating expenses to adjusted operating expenses for the relevant periods.
Forward-Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to Real’s current expectations for future revenue, GAAP net income (loss) per share, adjusted EBITDA, tax expense and pre-tax income, income tax expense, interest income, depreciation and amortization and stock-based compensation expense. Actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include: risks associated with the ability to complete the previously announced casual games spin off transactions and their impact on the games business and Real’s remaining businesses; potentially large changes in Real’s GAAP tax rate that could result from even small changes in Real’s pretax earnings; fluctuations in foreign currencies, particularly changes in the US dollar relative to the euro and the Korean won; development and consumer acceptance of legal online music distribution services generally and RealNetworks’ content services in particular because these are relatively new and unproven business models and markets; risks associated with the creation and operation of Rhapsody America; risks associated with acquisitions generally, and the acquisitions of WiderThan, Sony NetServices, Game Trust, Trymedia and Exomi in particular, including the risks of integration, unknown liabilities and operations in new markets and geographies; the potential that we will be unable to continue to enter into commercially attractive agreements with third parties for the provision of compelling content for our subscription service offerings and the distribution of our carrier application services; the emergence of new entrants and competition in the market for digital media subscription offerings and online music sales; the impact on our gross margins of content costs, including music publishing royalty rates that are subject to legislation, regulations, administrative and court proceedings and settlement negotiations, and from the mix of subscribers to subscription offerings with higher content costs than others; competitive risks, including competing technologies, products and services, and the competitive activities of our larger competitors, some of which have strong ties to streaming media users through other products; the potential outcomes and effects of claims and legal proceedings on our business, prospects, financial condition or results of operations; risks associated with the introduction of new products and services; changes in consumer and advertising spending in response to disruptions in the global financial markets; risks inherent in strategic relationships, especially with competitors, and technology and service integration efforts; and risks relating to the ability of Real’s strategic partners to generate subscribers for Real’s digital content services. More information about potential risk factors that could affect RealNetworks’ business and financial results is included in RealNetworks’ annual report on Form 10-K for the most recent year ended December 31, and its quarterly reports on Form 10-Q and from time to time in other reports filed by RealNetworks with the Securities and Exchange Commission. More information about risks relating to the potential spin off of the games business is listed in the safe harbor for forward looking statements contained in the press release announcing the proposed spin off transaction as well as in our Form 10-Q to be filed for the quarter ended September 30, 2008. The preparation of our financial statements and forward-looking financial guidance requires us to make estimates and assumptions that affect the reported amount of assets and liabilities and the reported amounts of revenues and expenses during the reported period. Actual results may differ materially from these estimates under different assumptions or conditions. The Company assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.
RealNetworks, Rhapsody, RealPlayer and RealArcade are trademarks or registered trademarks of RealNetworks, Inc. or its subsidiaries. All other companies or products listed herein are trademarks or registered trademarks of their respective owners.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(in thousands, except per share data)
Net revenue	$151,955	$145,095	$452,166	$410,738

Cost of revenue	62,164	56,644	173,202	151,786

Gross profit	89,791	88,451	278,964	258,952

Operating expenses:
Research and development	31,076	26,528	85,147	75,012
Sales and marketing	55,080	52,812	161,730	152,593
Advertising with related party (A)	15,153	7,747	31,733	7,747
General and administrative	15,453	16,750	50,874	51,167
Restructuring charge	—	—	686	—

Subtotal operating expenses	116,762	103,837	330,170	286,519

Antitrust litigation benefit, net (B)	—	—	—	(60,747)

Total operating expenses	116,762	103,837	330,170	225,772

Operating income (loss)	(26,971)	(15,386)	(51,206)	33,180

Other income (expenses):
Interest income, net	2,865	7,290	11,198	24,457
Equity in net loss of investments	(226)	—	(424)	(132)
Gain on sale of equity investment, net	—	—	222	132
Minority interest in Rhapsody America (C)	12,337	6,466	29,129	6,466
Gain on sale of interest in Rhapsody America (D)	7,405	7,946	14,502	7,946
Other income	818	38	1,636	990

Other income, net	23,199	21,740	56,263	39,859

Income (loss) before income taxes	(3,772)	6,354	5,057	73,039
Income taxes	(728)	(2,012)	(8,436)	(27,409)

Net income (loss)	$(4,500)	$4,342	$(3,379)	$45,630

Basic net income (loss) per share	$(0.03)	$0.03	$(0.02)	$0.30
Diluted net income (loss) per share	$(0.03)	$0.03	$(0.02)	$0.27

Shares used to compute basic net income (loss) per share	141,975	149,667	142,611	154,670
Shares used to compute diluted net income (loss) per share	141,975	163,094	142,611	169,840

(A)	Consists of advertising purchased by Rhapsody America from MTV Networks (MTVN). MTVN has a 49% ownership interest in Rhapsody America.

(B)	Consists of amounts received under the Settlement and Commercial agreements with Microsoft, net of certain legal fees, personnel costs, public relations and other professional service fees incurred related to antitrust complaints against Microsoft, including proceedings in the European Union.

(C)	Minority interest reflects MTVN’s 49% ownership share in the losses of Rhapsody America.

(D)	Consists of gains realized from MTVN’s note payments to Rhapsody America.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
	2008	2007
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$305,143	$476,697
Short-term investments	101,173	79,932
Trade accounts receivable, net	70,427	84,674
Deferred costs, current portion	8,221	6,408
Prepaid expenses and other current assets	42,795	33,845

Total current assets	527,759	681,556

Equipment, software, and leasehold improvements, at cost:
Equipment and software	131,254	109,621
Leasehold improvements	30,795	30,632

Total equipment, software, and leasehold improvements	162,049	140,253
Less accumulated depreciation and amortization	98,877	83,756

Net equipment, software, and leasehold improvements	63,172	56,497

Restricted cash equivalents and investments	14,734	15,509
Equity investments	9,277	9,976
Other assets	17,821	10,161
Deferred tax assets, net, non-current portion	35,564	40,913
Other intangible assets, net	78,656	107,677
Goodwill	315,517	353,153

Total assets	$1,062,500	$1,275,442

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$34,384	$56,160
Accrued and other liabilities	111,507	114,136
Deferred revenue, current portion	42,376	39,564
Related party payable (A)	15,663	17,241
Convertible debt	—	100,000
Accrued loss on excess office facilities, current portion	4,299	3,389

Total current liabilities	208,229	330,490

Deferred revenue, non-current portion	1,138	2,663
Accrued loss on excess office facilities, non-current portion	3,864	7,311
Deferred rent	4,680	4,518
Deferred tax liabilities, net, non-current portion	15,178	22,060
Other long-term liabilities	10,644	13,683

Total liabilities	243,733	380,725

Minority interest (B)	6,297	19,613

Shareholders’ equity	812,470	875,104

Total liabilities and shareholders’ equity	$1,062,500	$1,275,442

(A)	Related party payable reflects amounts owed to MTVN.

(B)	Minority interest reflects MTVN’s 49% ownership interest in the net assets of Rhapsody America.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2008	2007
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$(3,379)	$45,630
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	38,032	32,865
Stock-based compensation	17,475	17,291
Loss on disposal of equipment, software, and leasehold improvements	157	275
Equity in net loss of investments	198	132
Gain on sale of equity investment, net	(222)	(132)
Excess tax benefit from stock option exercises	(108)	—
Accrued loss on excess office facilities	(2,537)	(3,540)
Unrealized gain on trading securities	—	(5,426)
Purchase of trading securities	—	(270,000)
Deferred income taxes	2,640	(13,224)
Minority interest in Rhapsody America	(29,129)	(6,466)
Gain on sale of interest in Rhapsody America	(14,502)	(7,946)
Other	111	72
Net change in certain assets and liabilities, net of acquisitions	(29,750)	3,658

Net cash used in operating activities	(21,014)	(206,811)

Cash flows from investing activities:
Purchases of equipment, software, and leasehold improvements	(24,807)	(19,051)
Purchases of short-term investments	(151,378)	(117,762)
Proceeds from sales and maturities of short-term investments	130,136	154,251
Purchases of intangible assets	(1,808)	(2,723)
Proceeds from the sales of equity investments	1,225	1,615
Purchases of equity investments	(4,500)	—
Payment of acquisition costs, net of cash acquired	(10,192)	(25,316)
Decrease in restricted cash equivalents and investments	776	1,800

Net cash used in investing activities	(60,548)	(7,186)

Cash flows from financing activities:
Net proceeds from sales of common stock under employee stock purchase plan and exercise of stock options	8,834	14,058
Payments of convertible debt obligations	(100,000)	—
Net proceeds from sales of interest in Rhapsody America	31,640	15,007
Excess tax benefit from stock option exercises	108	—
Repurchase of common stock	(23,062)	(142,150)

Net cash used in financing activities	(82,480)	(113,085)

Effect of exchange rate changes on cash	(7,512)	(412)

Net decrease in cash and cash equivalents	(171,554)	(327,494)

Cash and cash equivalents, beginning of period	476,697	525,232

Cash and cash equivalents, end of period	$305,143	$197,738

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	2008			2007
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(in thousands)
Net Revenue by Line of Business:
Consumer products and services (A)	$100,322	$101,353	$96,286	$96,998	$91,824	$87,115	$85,040
Technology products and solutions (B)	51,633	51,295	51,277	59,884	53,271	49,056	44,432

Total net revenue	$151,955	$152,648	$147,563	$156,882	$145,095	$136,171	$129,472

Consumer Products and Services:
Subscriptions (C)	$57,776	$55,658	$55,193	$54,784	$55,551	$51,091	$51,490
Media properties (D)	19,946	23,472	18,702	20,438	16,071	17,748	15,932
E-commerce and other (E)	22,600	22,223	22,391	21,776	20,202	18,276	17,618

Total consumer products and services revenue	$100,322	$101,353	$96,286	$96,998	$91,824	$87,115	$85,040

Consumer Products and Services:
Music (F)	$41,591	$37,170	$38,079	$40,540	$37,658	$36,801	$34,127
Media software and services (G)	24,531	29,238	26,409	25,572	25,346	25,419	27,011
Games (H)	34,200	34,945	31,798	30,886	28,820	24,895	23,902

Total consumer products and services revenue	$100,322	$101,353	$96,286	$96,998	$91,824	$87,115	$85,040

Net Revenue by Geography:
United States	$102,363	$100,898	$99,169	$96,806	$91,281	$88,035	$84,554
Rest of world	49,592	51,750	48,394	60,076	53,814	48,136	44,918

Total net revenue	$151,955	$152,648	$147,563	$156,882	$145,095	$136,171	$129,472

Subscribers (presented as greater than) *:
Total subscribers (I)	32,650	35,000	32,200	30,200	29,250	26,150	24,550
Technology products and solutions application services subscribers (J)	29,950	32,450	29,500	27,600	26,600	23,600	21,900
Music subscribers:
Consumer music subscribers (K)	2,000	1,875	1,875	1,900	1,925	1,850	1,875
Technology products and solutions application services music subscribers (L)	850	800	800	825	825	825	800

Total Music Subscribers**	2,850	2,675	2,675	2,725	2,750	2,675	2,675

*	Beginning the quarter ended December 31, 2006, total subscribers reflect the inclusion of subscribers related to wireless carrier application subscription services. Total music subscribers includes subscribers from our technology products and solutions application subscription services, such as music-on-demand, as well as our consumer music services, such as Rhapsody and Premium Radio. Although music-on-demand subscribers are included in the technology products and solutions application services subscribers and total music subscribers, these subscribers are only counted once as part of our total subscribers.

**	Prior periods have been changed to reflect current period presentation. Totals may not equal due to rounding convention.

(A)	Revenue is derived from consumer digital media subscription services, RealPlayer Plus and related products, sales and distribution of third party software products, content such as games and music and advertising.

(B)	Revenue is derived from carrier application services such as ringback tones and music-on-demand, media delivery system software, support and maintenance services, broadcast hosting services and consulting services.

(C)	Revenue is derived from consumer digital media subscription services including: SuperPass, RadioPass, Rhapsody, GamePass and stand-alone subscriptions.

(D)	Revenue is derived from advertising and through the distribution of third party products.

(E)	Revenue is derived from RealPlayer Plus and related products, sales of third party software products, and content such as games and music.

(F)	Revenue is derived from Rhapsody and RadioPass subscription services and sales of music content, advertising generated from our music and music related websites and the distribution of third party products.

(G)	Revenue is derived from SuperPass subscriptions, RealPlayer Plus and related products, stand-alone subscription services, sales and distribution of third-party software products and advertising related to our non-game and non-music related web properties.

(H)	Revenue is derived from GamePass subscription service, sales of games, advertising generated from our games and game-related websites and the distribution of third-party products.

(I)	Total subscribers include technology products and solutions application services and consumer subscription services including: ringback tones, music-on-demand, video-on-demand, Rhapsody, Rhapsody-to-Go, RadioPass, SuperPass, GamePass, and stand-alone subscriptions.

(J)	Technology products and solutions application service subscribers include: ringback tones, music-on-demand and video-on-demand.

(K)	Consumer music subscribers include: Rhapsody, Rhapsody-to-Go, premium radio, and music-on-demand.

(L)	Technology products and solutions application services music subscribers include subscribers from application services including music-on-demand.

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)
Reconciliation of GAAP net income (loss) to adjusted EBITDA is as follows:

	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2008	2008	2007	2007	2007	2007
				(in thousands)
Net income (loss) in accordance with GAAP	$(4,500)	$(1,305)	$2,426	$2,685	$4,342	$1,327	$39,961
Interest income, net	(2,865)	(3,375)	(4,958)	(6,417)	(7,290)	(8,065)	(9,102)
Stock-based compensation	5,955	6,031	5,489	6,627	5,984	5,622	5,685
Loss (gain) on equity investments, net	—	(222)	—	34	—	(132)	—
Conversion of WiderThan stock options to a cash equivalent	16	26	89	190	413	614	845
Depreciation and amortization (net of minority interest effect)	6,165	6,186	6,282	5,703	6,210	5,661	4,621
Acquisitions related intangible asset amortization (net of minority interest effect)	5,752	6,171	6,315	6,639	5,583	5,311	5,312
Gain on initial formation of Rhapsody America	—	—	—	—	(3,866)	—	—
Expenses (benefit) related to antitrust litigation:
Income	—	—	—	—	—	—	(61,000)
Expenses	174	202	202	179	201	202	471
Charitable contributions	—	—	—	—	—	—	1,921
Income taxes	728	3,700	4,008	47	2,012	2,178	23,219

Adjusted EBITDA	$11,425	$17,414	$19,853	$15,687	$13,589	$12,718	$11,933

RealNetworks, Inc. and Subsidiaries
Segment Results of Operations
(Unaudited)

	Quarter Ended September 30, 2008
	Music(A)	Consumer(B)	TPS(C)	Other	Grand Total
	(in thousands)
Net revenue	$41,591	$58,731	$51,633	$—	$151,955

Cost of revenue	23,787	14,790	23,587	—	62,164

Gross profit	17,804	43,941	28,046	—	89,791

Gross margin	43%	75%	54%	—	59%

Operating expenses:
Advertising with related party	15,153	—	—	—	15,153
Other operating expenses	27,202	44,476	29,719	212	101,609

Total operating expenses	42,355	44,476	29,719	212	116,762

Income (loss) from operations	(24,551)	(535)	(1,673)	(212)	(26,971)

Other income (expenses):
Interest income, net	—	—	—	2,865	2,865
Minority interest	12,337	—	—	—	12,337
Equity in net loss of investments	—	—	—	(226)	(226)
Gain on sale of interest in Rhapsody America	7,405	—	—	—	7,405
Other income	—	—	—	818	818

Other income, net	19,742	—	—	3,457	23,199

Income (loss) before income taxes	$(4,809)	$(535)	$(1,673)	$3,245	$(3,772)

Reconciliation of segment GAAP income (loss) before taxes to segment adjusted EBITDA is as follows:

Income (loss) before income taxes	$(4,809)	$(535)	$(1,673)	$3,245	$(3,772)
Interest income, net	—	—	—	(2,865)	(2,865)
Stock-based compensation	1,005	2,338	2,612	—	5,955
Conversion of WiderThan stock options to a cash equivalent	—	—	16	—	16
Acquisitions related intangible asset amortization (D)	422	611	4,719	—	5,752
Gain on initial formation of Rhapsody America	—	—	—	—	—
Gain on sale of equity investments, net	—	—	—	—	—
Depreciation and amortization (D)	1,206	1,816	3,143	—	6,165
Expenses (benefit) related to antitrust litigation:
Income	—	—	—	—	—
Expenses	—	—	—	174	174
Charitable contributions	—	—	—	—	—

Adjusted EBITDA	$(2,176)	$4,230	$8,817	$554	$11,425

	Quarter Ended September 30, 2007
	Music(A)	Consumer(B)	TPS(C)	Other	Grand Total
	(in thousands)
Net revenue	$37,658	$54,166	$53,271	$—	$145,095

Cost of revenue	20,891	10,326	25,427	—	56,644

Gross profit	16,767	43,840	27,844	—	88,451

Gross margin	45%	81%	52%	—	61%

Operating expenses:
Advertising with related party	7,747	—	—	—	7,747
Other operating expenses	25,679	36,782	33,428	201	96,090

Total operating expenses	33,426	36,782	33,428	201	103,837

Income (loss) from operations	(16,659)	7,058	(5,584)	(201)	(15,386)

Other income (expenses):
Interest income, net	—	—	—	7,290	7,290
Gain on sale of interest in Rhapsody America	4,080	—	—	—	4,080
Gain on intial formation of music business	3,866	—	—	—	3,866
Minority interest	6,466	—	—	—	6,466
Gain on sale of equity investments, net	—	—	—	—	—
Other income	—	—	—	38	38

Other income, net	14,412	—	—	7,328	21,740

Income (loss) before income taxes	$(2,247)	$7,058	$(5,584)	$7,127	$6,354

Reconciliation of segment GAAP income (loss) before taxes to segment adjusted EBITDA is as follows:

Income (loss) before income taxes	$(2,247)	$7,058	$(5,584)	$7,127	$6,354
Interest income, net	—	—	—	(7,290)	(7,290)
Stock-based compensation	1,130	2,367	2,487	—	5,984
Conversion of WiderThan stock options to a cash equivalent	—	—	413	—	413
Acquisitions related intangible asset amortization (D)	173	416	4,994	—	5,583
Gain on intial formation of music business	(3,866)	—	—	—	(3,866)
Gain on sale of equity investments, net	—	—	—	—	—
Depreciation and amortization (D)	1,233	1,578	3,399	—	6,210
Expenses (benefit) related to antitrust litigation:
Income	—	—	—	—	—
Expenses	—	—	—	201	201
Charitable contributions	—	—	—	—	—

Adjusted EBITDA	$(3,577)	$11,419	$5,709	$38	$13,589

Note:	Cost of revenue and operating expenses of the segments shown above include costs directly attributable to those segments and an allocation of general and administrative and other common or shared costs.

(A)	The Music segment primarily includes revenue and related costs from: Rhapsody America’s Rhapsody and Radiopass subscription services; sales of digital music content through the Rhapsody service and the RealPlayer music store; and advertising from music websites.

(B)	The Consumer segment primarily includes revenue and related costs from: the sale of individual games through our RealArcade service and our Games related websites; our GamePass and FunPass subscription service; our SuperPass and stand-alone premium video subscription services; RealPlayer Plus and related products; sales and distribution of third-party software products; and all advertising other than that related directly to our Music businesses.

(C)	TPS comprises our Technology Products and Solutions segment which includes revenue and related costs from: sales of ringback tone, music-on-demand, video-on-demand, messaging, and information services; sales of media delivery system software, including Helix system software and related authoring and publishing tools, both directly to customers and indirectly through original equipment manufacturer (OEM) channels; support and maintenance services sold to customers who purchase software products; broadcast hosting services; and consulting and professional services that are offered to customers.

(D)	Net of minority interest effect within our Music segment.

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	Quarter Ended September 30, 2008
			Acquisitions	WiderThan
			Related	Options
			Intangible	Converted	Antitrust
	As	Stock-Based	Asset	to a Cash	Litigation
	Reported	Compensation	Amortization(A)	Equivalent	Related	Adjusted
	(in thousands)
Expenses in accordance with GAAP

Cost of revenue	$62,164	$(696)	$(1,995)	$(1)	$—	$59,472

Operating expenses:
Research and development	$31,076	$(2,247)	$—	$—	$—	$28,829
Sales and marketing	55,080	(1,458)	(3,757)	(3)	—	49,862
Advertising with related party	15,153	—	—	—	—	15,153
General and administrative	15,453	(1,554)	—	(12)	(174)	13,713
Antitrust litigation benefit, net	—	—	—	—	—	—
Restructuring charge	—	—	—	—	—	—

Total adjusted operating expenses, net	$116,762	$(5,259)	$(3,757)	$(15)	$(174)	$107,557

	Quarter Ended September 30, 2007
			Acquisitions	WiderThan
			Related	Options
			Intangible	Converted	Antitrust
	As	Stock-Based	Asset	to a Cash	Litigation
	Reported	Compensation	Amortization(A)	Equivalent	Related	Adjusted
	(in thousands)
Expenses in accordance with GAAP

Cost of revenue	$56,644	$(208)	$(1,961)	$(65)	$—	$54,410

Operating expenses:
Research and development	$26,528	$(1,740)	$—	$(78)	$—	$24,710
Sales and marketing	52,812	(2,395)	(3,622)	(190)	—	46,605
Advertising with related party	7,747	—	—	—	—	7,747
General and administrative	16,750	(1,641)	—	(80)	(201)	14,828
Antitrust litigation benefit, net	—	—	—	—	—	—

Total adjusted operating expenses, net	$103,837	$(5,776)	$(3,622)	$(348)	$(201)	$93,890

	Nine Months Ended September 30, 2008
			Acquisitions	WiderThan
			Related	Options
			Intangible	Converted	Antitrust
	As	Stock-Based	Asset	to a Cash	Litigation
	Reported	Compensation	Amortization(A)	Equivalent	Related	Adjusted
	(in thousands)
Expenses in accordance with GAAP

Cost of revenue	$173,202	$(1,592)	$(6,592)	$(24)	$—	$164,994

Operating expenses:
Research and development	$85,147	$(6,307)	$—	$(9)	$—	$78,831
Sales and marketing	161,730	(4,798)	(11,646)	(31)	—	145,255
Advertising with related party	31,733	—	—	—	—	31,733
General and administrative	50,874	(4,778)	—	(67)	(578)	45,451
Antitrust litigation benefit, net	—	—	—	—	—	—
Restructuring charge	686	—	—	—	—	686

Total adjusted operating expenses, net	$330,170	$(15,883)	$(11,646)	$(107)	$(578)	$301,956

	Nine Months Ended September 30, 2007
			Acquisitions	WiderThan
			Related	Options
			Intangible	Converted	Antitrust
	As	Stock-Based	Asset	to a Cash	Litigation
	Reported	Compensation	Amortization(A)	Equivalent	Related	Adjusted
	(in thousands)
Expenses in accordance with GAAP

Cost of revenue	$151,786	$(520)	$(6,093)	$(309)	$—	$144,864

Operating expenses:
Research and development	$75,012	$(5,153)	$—	$(357)	$—	$69,502
Sales and marketing	152,593	(6,985)	(10,113)	(838)	—	134,657
Advertising with related party	7,747	—	—	—	—	7,747
General and administrative	51,167	(4,633)	—	(368)	(2,542)	43,624
Antitrust litigation benefit, net	(60,747)	—	—	—	60,747	—

Total adjusted operating expenses, net	$225,772	$(16,771)	$(10,113)	$(1,563)	$58,205	$255,530

(A)	- Net of minority interest effect.

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)
A reconciliation of GAAP net loss guidance for the quarter ending December 31, 2008 and the full year ending December 31, 2008 to adjusted EBITDA guidance is as follows:

	Quarter Ending December 31, 2008		Year Ending December 31, 2008
	Low	High	Low	High
Net loss in accordance with GAAP	$(5.5)	$(2.0)	$(8.5)	$(5.0)
Interest income, net & other	(2.0)	(2.3)	(13.0)	(13.3)
Stock-based compensation and conversion of WiderThan stock options to a cash equivalent	6.5	7.0	24.0	24.5
Depreciation and amortization, including acquisitions related intangible asset amortization (net of minority interest effect)	12.0	11.8	49.2	49.0
Income tax expense (benefit)	(5.0)	(3.5)	3.0	4.5

Total adjusted EBITDA	$6.0	$11.0	$54.7	$59.7